Exhibit 1.1

PUBLIC STORAGE OPERATING COMPANY

4.700% Senior Notes due 2032

5.150% Senior Notes due 2036

UNDERWRITING AGREEMENT

July 9, 2026

July 9, 2026

To the Managers named in Schedule I hereto

for the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

Public Storage Operating Company (the “Company”), a Maryland real estate investment trust, proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as managers (the “Managers”), the principal amount of its debt securities identified in Schedule I hereto (the “Notes”). The Notes will be guaranteed (the “Guarantee” and together with the Notes the “Securities”) by Public Storage, a Maryland real estate investment trust (the “Guarantor”), and the indirect parent company of the Company. The Securities will be issued under the indenture (the “Base Indenture”) and the twenty-third supplemental indenture and the twenty-fourth supplemental indenture (collectively, the “Supplemental Indentures” and, together with the Base Indenture, the “Indenture”) specified in Schedule I hereto between the Company and the Trustee identified in such Schedule (the “Trustee”). If the firm or firms listed in Schedule II hereto include only the Managers listed in Schedule I hereto, then the terms “Underwriters” and “Managers” as used herein shall each be deemed to refer to such firm or firms. Certain terms used in this Agreement are defined in Section 1(jj).

1. Representations and Warranties. The Company and the Guarantor, jointly and severally, represent, warrant and covenant to the Underwriters as set forth below.

(a) The Company and the Guarantor have filed with the Securities and Exchange Commission (the “Commission”) a registration statement, registration numbers 333-283556 and 333-283556-01, on Form S-3ASR, including the related prospectus included in the Registration Statement, for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offering and sale of, inter alia, the Securities. The Company has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the “Prospectus Supplement”) specifically relating to the Securities pursuant to Rules 415 and 424 under the Securities Act. The Company has included or will include in such Registration Statement, as amended at the Execution Time, and in the Prospectus Supplement all information required by the Securities Act and the rules thereunder to be included therein with respect to the Securities and the offering thereof. As filed, such Registration Statement, as so amended, and form of final prospectus contained in the Registration Statement and Prospectus Supplement, contains or will contain all required information with respect to the Securities and the offering thereof and, except to the extent the Managers shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Underwriters prior to the date hereof or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes as the Company has advised the Managers, prior to the Execution Time, will be included or made therein.

(b) At the respective times the Registration Statement and each amendment thereto became effective, at each deemed effective date pursuant to Rule 430B and on the Closing Date, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the rules thereunder and did not contain and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and on the Closing Date, complied and will comply in all material respects with the requirements of the Securities Act and the rules thereunder and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Guarantor make no representations or warranties as to (A) the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Managers specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto) or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee.

(c) As of the Applicable Time (as defined below), the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus (as defined below) all considered together (collectively, the “General Disclosure Package”), did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Guarantor make no representations or warranties as to the information contained in or omitted from the General Disclosure Package in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by or on behalf of any Underwriter through the Managers specifically for inclusion therein. As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 5:10 p.m. (New York City time) on July 9, 2026 or such other time as agreed by the Company and the Managers.

“Statutory Prospectus” means the prospectus relating to the Securities contained in the Registration Statement at the Effective Date, including any document incorporated by reference therein and any Preliminary Prospectus.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “roadshow that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained by the Company’s records pursuant to Rule 433(g) of the Securities Act.

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule III hereto.

(d) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Managers, did not, does not and will not include any information that conflicted, conflicts or will conflict with any information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(e) (i) At the time of filing of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act and (iv) at the date hereof, the Guarantor was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act, and the Company and the Securities satisfied and satisfies the requirements of Instruction I.D. of Form S-3 with respect to securities of a majority-owned subsidiary. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company and the Guarantor on a Rule 405 of the Securities Act “automatic shelf registration statement.” Neither the Company nor the Guarantor have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to the use of the automatic shelf registration statement form. (i) At the earliest time after the filing of the Registration Statement that the Company or the Guarantor or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Securities and (ii) at the date hereof, neither the Company nor the Guarantor was and neither is an “ineligible issuer,” as defined in Rule 405 of the Securities Act, including the Company, the Guarantor or any subsidiary of the Company or the Guarantor in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 of the Securities Act.

(f) The Registration Statement has become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose are, to the knowledge of the Company or the Guarantor, pending before or threatened by the Commission.

(g) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder and, when read together with the other information in the General Disclosure Package, at the Applicable Time, and with the Prospectus, at the date of the Prospectus, on the Closing Date did not and will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances, under which they were made, not misleading.

(h) The only significant subsidiaries of the Company or the Guarantor, respectively, are the subsidiaries listed on Annex A hereto (the “Subsidiaries”). Each of the Company, the Guarantor, the Subsidiaries, and the partnerships listed on Annex B hereto (the “Partnerships”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction in which it is organized, with full power and authority to own or lease and occupy its properties and conduct its business as described in the Prospectus, and is duly qualified to do business, and is in good standing, in each jurisdiction which requires such qualification, except where the failure to so qualify would not, individually or in the aggregate, have a material adverse effect on the business, operations, earnings, assets or financial condition of the Company (a “Material Adverse Effect”). All of the outstanding shares of capital stock or equity interests, as applicable, of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and the interests in the Subsidiaries that are owned by the Guarantor directly, or indirectly through another Subsidiary, are free and clear of any lien, adverse claim, security interest, equity, or other encumbrance. All of the Guarantor’s ownership interests in the Partnerships are owned free and clear of any security interest, claim, lien or other encumbrance. The Company owns as of the date hereof 100% of the issued and outstanding partnership units in PSA Institutional Partners, L.P.

(i) The Company, the Guarantor, each of the Subsidiaries and each Partnership have all requisite power and authority, and all necessary material authorizations, approvals, orders, licenses, certificates and permits of and from all regulatory or governmental officials, bodies and tribunals, to own or lease their respective properties and to conduct their respective businesses as now being conducted and as described in the Registration Statement, the General Disclosure Package and the Prospectus; all such authorizations, approvals, licenses, certificates and permits are in full force and effect, except where the failure to be in full force and effect would not have a Material Adverse Effect on the Company, the Guarantor, such Subsidiary or such Partnership; and the Company, the Guarantor, each of the Subsidiaries and each Partnership are complying with all applicable laws, ordinances, administrative and governmental rules and regulations applicable to the

Company, the Guarantor, any of the Subsidiaries or any of the Partnerships and any decrees of any court or governmental agency or body having jurisdiction over the Company, the Guarantor, any of the Subsidiaries or any of the Partnerships, in each case, the violation of which could have a Material Adverse Effect on the Company, the Guarantor, such Subsidiary or such Partnership, as the case may be.

(j) The Company, the Guarantor, each Subsidiary and each Partnership have good and marketable title to their properties, free and clear of all material liens, charges and encumbrances and equities of record, except as set forth or reflected in the Registration Statement, the General Disclosure Package and the Prospectus.

(k) The Company, the Guarantor, each Subsidiary and each Partnership maintains adequate insurance for the conduct of their respective business as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(l) The Company and the Guarantor, either directly or through the Subsidiaries or Partnerships, each owns or licenses or otherwise has the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights material to the Company’s business as described in the Prospectus; other than routine proceedings which if adversely determined would not materially affect the business (as described in the Prospectus) of the Company, the Guarantor, the Subsidiaries and the Partnerships taken as a whole, no claims have been asserted by any person with respect to the use of any such patents, trademarks, trade names or trade secrets or challenging or questioning the validity or effectiveness of any such patents, trademarks, trade names or trade secrets; to the best knowledge of the Company and the Guarantor, the use, in connection with the business and operations of the Company, the Guarantor, the Subsidiaries and the Partnerships, of such patents, trademarks and trade names does not infringe on the rights of any person.

(m) There is no pending or, to the best knowledge of the Company and the Guarantor, after due inquiry, threatened, action, suit or proceeding before any court, governmental agency, authority or body or arbitrator involving the Company, the Guarantor, any of the Subsidiaries or any of the Partnerships or any of their respective officers or any of their respective properties, assets or rights of a character required to be disclosed in the Registration Statement or Prospectus which is not adequately disclosed in the Preliminary Prospectus and the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required. The statements in the Registration Statement, the General Disclosure Package and the Prospectus, insofar as they are descriptions of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, are accurate, and present fairly the information required to be shown, in all material respects.

(n) The Company and the Guarantor each has full corporate power and authority to enter into and perform its obligations under this Agreement, the Indenture and the Securities and to issue, sell and deliver the Notes; and this Agreement, the Indenture and the Securities have been duly authorized; and this Agreement and the Base Indenture have been, and the Supplemental Indentures and the Securities as of the Closing Date will have been, duly executed and delivered by the Company and the Guarantor. The Indenture has been duly qualified under the Trust Indenture Act and, on the Closing Date, the Indenture will constitute a valid and binding obligation of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether a proceeding is considered at law or in equity).

(o) No consent, approval, authorization or order of any court or governmental agency, authority or body is required (and has not been received) for the execution by the Company and the Guarantor of this Agreement, the Indenture or the Securities, the performance by the Company or the Guarantor of their respective obligations hereunder or thereunder or the consummation by the Company and the Guarantor of the transactions contemplated herein or therein, including the issuance and sale of the Notes, except such as are required under the state securities or the Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Notes by the Underwriters. Neither the Company nor any of its affiliates nor the Guarantor is presently doing any business with the government of Cuba or with any person or affiliate located in Cuba.

(p) Neither the Company nor any of the Subsidiaries nor the Guarantor is in violation of, in conflict with, in breach of or in default under (and none of them know of an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default under) its charter or by-laws, and none of the Partnerships is in violation of its respective partnership agreement (and none of them know of an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a violation), and neither the Company, the Guarantor, any Subsidiary nor any Partnership is in default in the performance of any obligation, agreement or condition contained in any loan, note or other evidence of indebtedness or in any indenture, mortgage, deed of trust or any other material agreement by which it or its properties are bound, except for such defaults as could not, individually or in the aggregate, have a Material Adverse Effect on the Company, the Guarantor, such Subsidiary or such Partnership, as the case may be.

(q) Neither the Company, the Guarantor, any of the Subsidiaries nor any of the Partnerships has violated any environmental, safety or similar law or regulation applicable to its business relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, nor has the Company, the Guarantor, any of the Subsidiaries nor any of the Partnerships violated any Federal, state or local law relating to discrimination in the hiring, promotion, pay or terms or conditions of employment of employees nor any applicable wage or hour laws, nor has the Company, the Guarantor, any of the Subsidiaries or Partnerships engaged in any unfair labor practice, which in each case could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company, the Guarantor, such Subsidiary or such Partnership, as the case may be.

(r) The execution and delivery by the Company and the Guarantor of, and the performance by the Company and the Guarantor of their respective obligations under, this Agreement, the Indenture and the Securities, including the issuance and sale of the Notes, will not conflict with, result in a breach or violation of, or constitute a default under any law or the charter or by-laws of the Company, the Guarantor, any of the Subsidiaries or the partnership agreement of any of the Partnerships or the terms of any indenture or other agreement or instrument to which the Company, the Guarantor, any of the Subsidiaries or any of the Partnerships is a party or is bound or any judgment, order or decree applicable to the Company, the Guarantor, any of the Subsidiaries or any of the Partnerships of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company, the Guarantor, any of the Subsidiaries or any of the Partnerships.

(s) The Company and the Guarantor have fulfilled their obligations, if any, under the minimum funding standards of Section 302 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to each “pension plan” (as defined in ERISA and such regulations and published interpretations) in which employees of the Company and the Guarantor are eligible to participate, and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations (except for such failure to so comply that would not have, singularly or in the aggregate with all other such failures to comply, a Material Adverse Effect), and has not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

(t) No holders of securities of the Company or the Guarantor have rights to the registration of such securities under the Registration Statement.

(u) The Guarantor (as the successor to the tax status of Old PSA (as defined below) pursuant to Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (the “Code”) for U.S. federal income tax purposes as of August 14, 2023) qualifies as a real estate investment trust for U.S. federal income tax purposes pursuant to Sections 856 through 860 of the Code (a “REIT”), has so qualified for the taxable years ended December 31, 1981 through December 31, 2025 and the current and proposed method of operation of the Guarantor will enable the Guarantor to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2026 and thereafter. From the time the Company became a subsidiary of the Guarantor, the Company has been and will continue to be classified (i) from August 14, 2023 until February 14, 2024, as a “qualified REIT subsidiary” of the Guarantor under the Code or a disregarded entity for U.S. federal income tax purposes and (ii) from February 14, 2024 and thereafter, as a disregarded entity for U.S. federal income tax purposes. For purposes of this representation, “Old PSA” means the Company, at that time known as Public Storage, a Maryland real estate investment trust, for relevant periods on or before August 14, 2023.

(v) No statement, representation, warranty or covenant made by the Company or the Guarantor in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Managers is, or will be, when made, inaccurate, untrue or incorrect in any material respect.

(w) To the best of the Company’s and the Guarantor’s knowledge, the firm of accountants that have certified or shall certify the applicable financial statements and supporting schedules filed or to be filed with the Commission as part of (or incorporated by reference in) the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants with respect to the Company, the Guarantor and any other applicable entity, as required by the Securities Act. The financial statements, together with related schedules and notes, incorporated by reference in the General Disclosure Package, the Prospectus and the Registration Statement comply as to form in all material respects with the requirements of the Securities Act. Such financial statements fairly present the consolidated financial position of the Company, the Guarantor, the Subsidiaries and the Partnerships at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated, and have been prepared in accordance with generally accepted accounting principles (“GAAP”), except as otherwise expressly stated therein, as consistently applied throughout such periods. The other financial and statistical information and data included in the General Disclosure Package, the Prospectus and in the Registration Statement are, in all material respects, accurately presented and prepared on a basis consistent with applicable financial statements and the books and records of the Company, the Guarantor, the Subsidiaries and the Partnerships or, with respect to information and data relating to persons other than the Company, the Guarantor, the Subsidiaries and the Partnerships, other information available to the Company and the Guarantor. The interactive data in eXtensible Business Reporting Language (“XBRL”) included in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(x) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement, the General Disclosure Package and the Prospectus (or any amendment or supplement thereto), neither the Company, the Guarantor, any of the Subsidiaries nor any of the Partnerships has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company, the

Guarantor, the Subsidiaries and the Partnerships taken as a whole, and there has not been any material change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company, the Guarantor, any Subsidiary or any of the Partnerships, or any material adverse change, or any development (that relates to the Company, the Guarantor, the Subsidiaries and the Partnerships or to any of its respective properties or assets) which may reasonably be expected to involve a prospective material adverse change, in the condition (financial or other), business, net worth or results of operations of the Company, the Guarantor, the Subsidiaries and the Partnerships taken as a whole.

(y) The Company and the Guarantor have not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the Prospectus, the General Disclosure Package or other materials, if any, permitted by the Securities Act.

(z) The Guarantor maintains a system of internal accounting controls sufficient to provide reasonable assurances that in all material respects (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in XBRL included in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(aa) To the Company’s and the Guarantor’s knowledge, neither the Company, the Guarantor, any of its Subsidiaries nor any of the Partnerships nor any employee or agent of the Company, the Guarantor, any Subsidiary or any Partnership has made any payment of funds of the Company, the Guarantor, any Partnership or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

(bb) The Company, the Guarantor, each of the Subsidiaries and each of the Partnerships have filed all tax returns required to be filed (except to the extent extensions have been timely filed related thereto), which returns are complete and correct in all material respects, and neither the Company, the Guarantor, any Partnership nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto.

(cc) The Securities have been duly authorized and, when the Notes have been executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and binding obligations of the Company and the Guarantor, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency reorganization, moratorium or other similar laws now or hereinafter in effect relating to creditors’ rights generally and equitable principles of general applicability (regardless of whether a proceeding is considered at law or in equity), and will be entitled to the benefits of the Indenture.

(dd) To the best of the Company’s and the Guarantor’s knowledge, no labor disturbance by the employees of the Company, the Guarantor, the Subsidiaries or the Partnerships exists or is imminent that would, individually or in the aggregate, have a Material Adverse Effect. No collective bargaining agreement exists with any of the Company’s and the Guarantor’s employees and, to the best of the Company’s and the Guarantor’s knowledge, no such agreement is imminent.

(ee) Each of the Company and the Guarantor has been advised concerning the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations thereunder, and has in the past conducted, and intends in the future to conduct, its affairs in such a manner as to ensure that it will not become an “investment company” or a company “controlled” by an “investment company” within the meaning of the 1940 Act and such rules and regulations.

(ff) Neither the Guarantor, the Company nor any of their respective subsidiaries has at any time during the last five (5) years (i) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

(gg) Neither the Guarantor, the Company nor any of their respective subsidiaries nor, to the knowledge of the Company and the Guarantor, any director, trustee, officer, agent, employee or other person acting on behalf of the Guarantor, the Company or any of their respective subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iv) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anticorruption laws; or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(hh) The operations of the Guarantor, the Company and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the U.S. Bank Secrecy Act, as amended by the USA PATRIOT Act, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Guarantor, the Company or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company and the Guarantor, threatened.

(ii) None of the Guarantor, the Company, any of their respective subsidiaries or, to the knowledge of the Company and the Guarantor, any director, trustee, officer, agent, employee or affiliate of the Guarantor, the Company or any of their respective subsidiaries is (i) currently subject to any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or other relevant sanctions authority (collectively, “Sanctions”)); or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory; and the Guarantor and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any Sanctions.

(jj) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term “the Effective Date” shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or is deemed to have become effective. “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto. “Preliminary Prospectus” shall mean any preliminary prospectus or preliminary prospectus supplement relating to the Securities, in each case filed pursuant to Rule 424(b). “Prospectus” shall mean the final prospectus in the form first furnished to the Underwriters for use in connection with the offering of Securities and any Preliminary Prospectus that forms a part thereof and any Prospectus Supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time. “Registration Statement” shall mean the Registration Statement referred to in paragraph (a) above, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act and all exhibits and financial statements thereto, as amended at the Execution Time and, in the event any amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended. “Rule 424” refers to such rule under the Securities Act. Any reference herein to the Registration Statement, a Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein either pursuant to the terms of the Registration Statement or pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of such Preliminary Prospectus or the Prospectus, as the case may be (collectively, the “Incorporated Documents”); and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

(kk) Neither the Guarantor, the Company nor any of their respective officers, trustees, or controlling persons has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Securities Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Guarantor and the Company to facilitate the sale or resale of the Securities in violation of the Securities Act.

(ll) (i) There has been no security breach or incident, unauthorized access or disclosure, or other compromise relating to the Guarantor’s, the Company’s or their respective subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Guarantor, the Company and their respective subsidiaries, and any such data processed or stored by third parties on behalf of the Guarantor, the Company and their respective subsidiaries), equipment or technology (collectively, “IT Systems and Data”), (ii) neither the Guarantor, the Company nor their respective subsidiaries have been notified of, and have no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (iii) the Guarantor, the Company and their respective subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards, except with respect to clauses (i) and (ii), for any such security breach or incident, unauthorized access or disclosure, or other compromises, as would not, individually or in the aggregate, have a Material Adverse Effect, or with respect to clause (iii), where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect. The Guarantor, the Company and their respective subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amounts of Notes set forth in Schedule II hereto opposite its name at the purchase price set forth in Schedule I hereto plus any additional principal amount of Notes which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

3. Public Offering. The Company and the Guarantor have been advised by you that the Underwriters propose to make a public offering of their respective portions of the Notes as soon after this Agreement has been entered into as in your judgment is advisable and initially to offer the Notes upon the terms set forth in the Prospectus.

4. Payment and Delivery.

(a) Payment for the Underwriters’ Notes shall be made to the Company in federal (same day) or other funds immediately available by wire transfer to an account at a bank specified in writing to the Underwriters by the Company on the closing date and time set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the fifth business day thereafter, as shall be agreed upon by you and the Company. The time and date of such payment are hereinafter referred to as the “Closing Date.”

(b) Payment for the Notes shall be made against delivery to you on the Closing Date and at the closing location set forth in Schedule I hereto for the respective accounts of the several Underwriters of the Notes registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date, with any transfer taxes payable in connection with the transfer of the Notes to the Underwriters duly paid.

(c) Delivery of Notes. The Company shall make one or more global certificates (collectively, the “Global Notes”) representing the Notes available for inspection by the Underwriters on the business day prior to the Closing Date and, on or prior to the Closing Date, the Company shall deliver the Global Notes to The Depository Trust Company (“DTC”) or to the Trustee, acting as custodian for DTC, as applicable. Delivery of the Notes to the Managers on the Closing Date shall be made through the facilities of DTC unless the Underwriters shall otherwise instruct.

5. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:

(a) All of the representations and warranties of the Company and the Guarantor contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

(b) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any public announcement have been made of any surveillance or review or placement on a so-called “watch list,” with possible negative implications, in the rating accorded the Company and the Guarantor or any of the securities issued or guaranteed by the Company and the Guarantor by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(c) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Guarantor, the Company and their respective subsidiaries, taken as a whole, from that set forth in the General Disclosure Package that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the General Disclosure Package.

(d) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company or the Guarantor, to the effect set forth in Section 5(b) above and to the effect that the representations and warranties of the Company and the Guarantor contained in this Agreement are true and correct as of the Closing Date and that each of the Company and the Guarantor has complied with all of the agreements and satisfied all of the conditions on their respective parts to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(e) The Underwriters shall have received on the Closing Date a negative assurance letter of Hogan Lovells Cadwalader US LLP, outside counsel for the Company and the Guarantor, dated the Closing Date, substantially in the form set forth in Annex C hereto, which negative assurance letter shall be satisfactory in all respects to the Managers.

(f) The Underwriters shall have received on the Closing Date opinions of Hogan Lovells Cadwalader US LLP, outside counsel for the Company and the Guarantor, dated the Closing Date, substantially in the forms set forth in Annex D and Annex E hereto, which opinions shall be satisfactory in all respects to the Managers.

(g) The Underwriters shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, dated the Closing Date, which opinion shall be satisfactory in all respects to the Managers, and such counsel shall have been provided by the Company and the Guarantor with such documents and information as they may reasonably request to enable them to pass on such matters.

(h) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than three business days prior to the Closing Date.

(i) The Company and the Guarantor shall have furnished or caused to be furnished to you such further certificates and documents as you shall have requested.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and your counsel.

Any certificate or document signed by any officer of the Company or the Guarantor and delivered to you, as Managers, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Company or the Guarantor, as applicable, to each Underwriter as to the statements made therein.

6. Covenants of the Company and the Guarantor. The Company and the Guarantor covenant with each Underwriter as follows:

(a) To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 6(d) or 6(e) below, as many copies of the General Disclosure Package, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the General Disclosure Package or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object.

(c) To furnish to you a copy of each proposed free writing prospectus (as defined in Rule 405 under the Securities Act and relating to the offering of the Securities) to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object (any such free writing prospectus not objected to by the Managers is hereinafter referred to as a “Permitted Free Writing Prospectus”).

(d) If the General Disclosure Package is being used to solicit offers to buy the Securities at a time when the General Disclosure Package is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the General Disclosure Package conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the General Disclosure Package to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the General Disclosure Package so that the statements in the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances when the General Disclosure Package is delivered to a prospective purchaser, be misleading or so that the General Disclosure Package, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the General Disclosure Package, as amended or supplemented, will comply with applicable law.

(e) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(f) To cooperate with the Managers and counsel to the Underwriters in connection with the qualification of the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, that in no event shall the Company and the Guarantor be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

(g) To make generally available to the Guarantor’s security holders as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(h) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 10 hereof or by notice given by you terminating this Agreement pursuant to Section 9 or Section 10 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company or the Guarantor to comply with the terms or fulfill any of the conditions of this Agreement, the Company and the Guarantor agree to reimburse the Managers for all out-of-pocket expenses (including fees and expenses of counsel for the Underwriters) reasonably incurred by you in connection herewith.

(i) The Company and the Guarantor agree to pay the following costs and expenses and all other costs and expenses incident to the performance by them of their obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Preliminary Prospectus, the Prospectus, any Permitted Free Writing Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging and any costs associated with electronic delivery) of such copies of the Registration Statement, the Preliminary Prospectus, the Prospectus, any Permitted Free Writing Prospectus, the Incorporated Documents, and all amendments or supplements to any of them, as may be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda, the Indenture and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee, if any; (vi) if applicable, the registration of the Securities under the Exchange Act and the listing of the Securities on the NYSE; (vii) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 6(f) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (viii) the filing fees and the fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the Financial Industry Regulatory Authority, Inc.; (ix) the transportation and other expenses incurred by or on behalf of Company and Guarantor representatives in connection with presentations to prospective purchasers of the Securities; (x) the fees and expenses of the Company’s and the Guarantor’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Guarantor; and (xi) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation in Section 1(c).

(j) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or the Guarantor or warrants to purchase or otherwise acquire debt securities of the Company substantially similar to the Securities (other than (i) the Securities, (ii) commercial paper issued in the ordinary course of business, or (iii) securities or warrants permitted with the prior written consent of the Managers with the authorization to release this lock-up on behalf of the Underwriters).

(k) To prepare a final term sheet relating to the offering of the Securities, containing only information that describes the final terms of the Securities or the offering in a form consented to by the Managers, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Securities.

(l) To use its best efforts to permit the Notes to be eligible for clearance and settlement through DTC.

7. Covenants of the Underwriters. Each Underwriter severally covenants with the Company and the Guarantor not to take any action that would result in the Company or the Guarantor being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company and the Guarantor hereunder, but for the action of the Underwriter.

8. Indemnity and Contribution.

(a) The Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless each of you and your respective affiliates and each other Underwriter and their respective affiliates and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation)

arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Underwriter furnished in writing to the Company and the Guarantor by or on behalf of any Underwriter through you expressly for use in connection therewith. The foregoing indemnity agreement shall be in addition to any liability which the Company and the Guarantor may otherwise have.

(b) If any action, suit or proceeding shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company or the Guarantor, such Underwriter or such controlling person shall promptly notify the Company or the Guarantor (but failure to so notify the Company or the Guarantor shall not relieve either the Company or the Guarantor from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement) and the Company or the Guarantor shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the Company or the Guarantor has agreed in writing to pay such fees and expenses, (ii) the Company or the Guarantor has failed promptly to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Underwriter or such controlling person and the Company or the Guarantor and such Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and the Company or the Guarantor by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company and the Guarantor shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person). It is understood, however, that the Company and the Guarantor shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by the Managers, and that all such fees and expenses shall be reimbursed as they are incurred. The Company and the Guarantor shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Company and the Guarantor agree to indemnify and hold harmless any Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantor, each of their trustees, officers who sign the Registration Statement, and any person who controls the Company or the Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Guarantor to each Underwriter, but only with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company or the Guarantor, any of its trustees, any such officer, or any such controlling person based on the Registration Statement, the Prospectus, any Preliminary

Prospectus, or any Issuer Free Writing Prospectus or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Company and the Guarantor by paragraph (b) above (except that if the Company or the Guarantor shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter’s expense), and the Company and the Guarantor, each of their trustees, any such officer, and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have.

(d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under paragraph (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company or the Guarantor on the one hand and the Underwriters on the other hand from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company or the Guarantor on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company or the Guarantor on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company or the Guarantor on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor on the one hand or by the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Notes underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to the respective aggregate principal amount of Notes set forth opposite their names in Schedule II hereto (or such principal amount of Notes increased as set forth in Section 10 hereof) and not joint.

(f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(g) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(b) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 8(b) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent such indemnifying party considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

(h) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its trustees or officers, or any person controlling the Company, (ii) acceptance of any Notes and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, its trustees or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9. Termination. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company by notice to the Company and the Guarantor, if prior to the Closing Date, (i) there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the business, properties, net worth or results of operations of the Company, the Guarantor, the Subsidiaries or the Partnerships, whether or not arising in the ordinary course of business, (ii) trading in securities generally on the

NYSE, the NYSE American, Nasdaq Global Select Market or the Nasdaq Global Market shall have been suspended or materially limited, (iii) a general moratorium on commercial banking activities in New York or California shall have been declared by either federal or state authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Notes at the offering price to the public set forth on the cover page of the Prospectus or to enforce contracts for the resale of the Notes by the Underwriters. Notice of such termination may be given to the Company and the Guarantor by telecopy or telephone and shall be subsequently confirmed by letter.

10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Notes that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Underwriters’ Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Notes to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Notes set forth opposite their respective names in Schedule II bears to the aggregate principal amount of Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Underwriters’ Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Underwriters’ Notes and the aggregate principal amount of Underwriters’ Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Underwriters’ Notes by one or more non-defaulting Underwriters or other party or parties approved by you and the Company are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the General Disclosure Package, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement. The term “Underwriter” as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule II hereto who, with your approval and the approval of the Company, purchases Notes which a defaulting Underwriter is obligated, but fails or refuses, to purchase.

11. Entire Agreement.

(a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement among the Company, the Guarantor and the Underwriters with respect to the preparation of any preliminary prospectus, the General Disclosure Package, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(b) The Company and the Guarantor acknowledge that in connection with the offering of the Securities: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company, the Guarantor or any other person, (ii) the Underwriters owe the Company and the Guarantor only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company and the Guarantor. The Company and the Guarantor waive to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

12. Information Furnished by the Underwriters. The statements set forth in the eighth and ninth paragraphs under the caption “Underwriting” in the Prospectus Supplement constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Sections 1(b), 1(c) and 8 hereof.

13. Counterparts; Electronic Signature. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may also be delivered by facsimile or electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) with the same force and effect as if the originally executed copies of this Agreement were delivered to all parties.

14. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at the address set forth in Schedule I hereto; and if to the Company or the Guarantor shall be delivered, mailed or sent to the address set forth in Schedule I hereto.

17. Patriot Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

18. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity (as defined below) or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 18, (w) the term “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (x) the term “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (y) the term “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (z) the term “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Very truly yours, PUBLIC STORAGE OPERATING COMPANY

By:	/s/ Joseph D. Fisher
Name: Joseph D. Fisher
Title: President, Chief Financial Officer

PUBLIC STORAGE

By:	/s/ Joseph D. Fisher
Name: Joseph D. Fisher
Title: President, Chief Financial Officer

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof GOLDMAN SACHS & CO. LLC WELLS FARGO SECURITIES, LLC Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto

By: GOLDMAN SACHS & CO. LLC

By:	/s/ Karim Saleh
Name:	Karim Saleh
Title:	Managing Director

By: WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name:	Carolyn Hurley
Title:	Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Managers:	Goldman Sachs & Co. LLC Wells Fargo Securities, LLC

Indenture:	Indenture dated as of September 18, 2017 (as amended and restated by the sixteenth supplemental indenture dated August 14, 2023), among the Company, the Guarantor and the Trustee, as supplemented by (i) the twenty-third supplemental indenture, dated as of July 20, 2026, among the Company, the Guarantor and the Trustee, with respect to the 2032 Notes, and (ii) the twenty-fourth supplemental indenture, dated July 20, 2026, among the Company, the Guarantor and the Trustee, with respect to the 2036 Notes

Trustee:	Computershare Trust Company, N.A.

Securities to be purchased:	4.700% Senior Notes Due 2032 5.150% Senior Notes Due 2036

Aggregate Principal Amount:	$400,000,000 of the 2032 Notes $500,000,000 of the 2036 Notes

Purchase Price:

98.933% of the principal amount of the 2032 Notes, plus accrued interest, if any, from July 20, 2026

98.103% of the principal amount of the 2036 Notes, plus accrued interest, if any, from July 20, 2026

Maturity:	2032 Notes: February 1, 2032 2036 Notes: August 15, 2036

Interest Rate:	2032 Notes: 4.700% per annum, accruing from July 20, 2026 2036 Notes: 5.150% per annum, accruing from July 20, 2026

I-1

Interest Payment Dates:	2032 Notes: February 1 and August 1 of each year, commencing on February 1, 2027 2036 Notes: February 15 and August 15 of each year, commencing on February 15, 2027

Closing Date:	July 20, 2026 (T+7)

Closing Location:	Skadden, Arps, Slate, Meagher & Flom LLP 2000 Avenue of the Stars Los Angeles, California 90067

Address for Notices to Underwriters:

Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282-2198

Attention: Registration Department

Email: registration-syndops@ny.email.gs.com

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, NC 28202

Attention: Transaction Management

Email: tmgcapitalmarkets@wellsfargo.com

Address for Notices to the Company and the Guarantor:	Public Storage 2811 Internet Boulevard Frisco, Texas 75034 Attention: Legal Department

I-2

SCHEDULE II

Underwriter	Principal Amount of 4.700% Senior Notes Due 2032 To Be Purchased	Principal Amount of 5.150% Senior Notes Due 2036 To Be Purchased
Goldman Sachs & Co. LLC	$160,000,000	$200,000,000
Wells Fargo Securities, LLC	80,000,000	100,000,000
BofA Securities, Inc.	28,000,000	35,000,000
J.P. Morgan Securities LLC	28,000,000	35,000,000
BNP Paribas Securities Corp.	20,000,000	25,000,000
PNC Capital Markets LLC	20,000,000	25,000,000
Scotia Capital (USA) Inc.	20,000,000	25,000,000
SMBC Nikko Securities America, Inc.	20,000,000	25,000,000
Citigroup Global Markets Inc.	12,000,000	15,000,000
TD Securities (USA) LLC	12,000,000	15,000,000

Total	$400,000,000	$500,000,000

II-1

Subsidiaries

Public Storage:

PSOP GP, LLC

Public Storage OP, LP

Public Storage Operating Company

Public Storage Operating Company:

PS LPT Properties Investors

PS California Holdings, Inc

PS Simply Storage, LLC

PS Alani Insurance Company, Inc.

PSCC, Inc.

A-1

ANNEX B

Partnerships

None.

B-1